Exhibit 10.6

Form of note payable to landlord

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE LAW OR REGULATION OF ANY STATE.

Attitude Drinks, Incorporated Note Due June 30, 2011 Dated January 26, 2011

FOR VALUE RECEIVED, the undersigned Attitude Drinks, Incorporated, a Delaware corporation (herein, together with any successor, referred to as the “Company”), hereby promises to pay to Pishon Partners, LLC. (the “Owner and Holder”) or its registered assigns, the principal sum of $75,761.85 (Seventy five thousand seven hundred sixty one dollars and eighty five cents) on June 30, 2011 together with (i) interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid balance of such principal sum from the date hereof at the interest rate of 10% per annum, payable as provided below, until the entire principal amount hereof shall have become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or declaration or otherwise, and at the Default Rate (compounded quarterly and computed on the basis of the actual number of days elapsed over a 360-day year) on any overdue installment of principal (including any overdue prepayment of principal) and (to the extent permitted by law) on any overdue installment of interest until paid (whether or not any circumstance prevents such payment).  The Default Rate shall be a per annum interest rate equal to the maximum amount permitted by applicable law.

Payments of principal and interest shall be made in lawful money of the United States of America, and may be paid by check mailed, or, if requested by the holder, shall be made by wire transfer, all as provided in the Purchase Agreement referred to below, to the address or account designated by the holder hereof for such purpose.

This Note is subject to prepayment and may be paid at any time prior to maturity without penalty.

No provision hereof shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal hereof and interest hereon at the respective times and places specified herein.

This Note is delivered in and shall be construed and enforced in accordance with and governed by the laws of the State of Florida (other than any conflict of laws rules which might result in the application of the laws of any other jurisdiction).

The Company may treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal and interest on this Note and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

IN WITNESS WHEREOF, the Company has caused this Note to be dated and to be executed and issued on its behalf by its duly authorized officer.

Attitude Drinks, Incorporated

By /s/ Roy G. Warren
Roy G. Warren
CEO